UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): December 23, 2002

                             ERIE INDEMNITY COMPANY
               (Exact name of registrant as specified in its charter)

           PENNSYLVANIA                   0-24000                 25-0466020
  -------------------------------       -------------        -------------------
  (State or other jurisdiction of       (Commission         (I.R.S. Employer
  incorporation)                         File Number)        Identification No.)


100 Erie Insurance Place, Erie, Pennsylvania                      16530
--------------------------------------------                ----------------
  (Address of principal executive offices)                     (Zip Code)

          Registrant's telephone number, including area code (814) 870-2000

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Item 5. OTHER EVENTS.

On December 23, 2002, Erie Indemnity Company issued a press release which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit Number        Description
--------------        -----------
99.1                  Press release dated December 23, 2002



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ERIE INDEMNITY COMPANY


                                    Erie Indemnity Company
                                ------------------------------
                                       (Registrant)

Date: December 23, 2002         /s/ Jan R. Van Gorder
                                -------------------------------
                              (Jan R. Van Gorder, Senior Executive Vice
                                President, Secretary and General Counsel)

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EXHIBIT 99.1

   ERIE INSURANCE REPORTS LOSS RESERVE INCREASES AND LOSSES FROM RECENT STORMS

ERIE, Pa. - December 23, 2002 - Erie Insurance Group announced today that its property and casualty companies would increase loss and loss adjustment expense reserves by approximately $184 million in the fourth quarter of 2002. The company also reported its expected losses due to recent storms.

The reserve increases, all related to the Group's direct business, are being taken in response to loss experience in the Group's auto, homeowners and workers' compensation lines of business. Increased loss severity, particularly in automobile bodily injury and catastrophic medical claims in the workers' compensation line, is the primary driver of these increased reserve indications.

The reserve increases will result in after-tax charges to Erie Indemnity Company of approximately $.03 to $.06 in the fourth quarter. These charges are a result of the portion of this reserve increase that is attributable to the insurance subsidiaries of Erie Indemnity Company. The charges take into effect recoveries expected under an intercompany reinsurance agreement with Erie Insurance Exchange.

Erie Insurance Group expects to incur more than 4,500 claims as a result of damage caused by tornados and hail on November 10 and 11 and ice storms on December 4 and 5, 2002. The November losses occurred primarily in Pennsylvania and Ohio, while the December storms occurred primarily in North Carolina.

At this time, Erie Insurance Group estimates the combined exposure from claims arising from these storms will result in incurred losses of approximately $21 to $24 million, all in its direct insurance business. Erie Indemnity Company will incur losses in its underwriting operations of $.01 per share after taxes due to these storms in the fourth quarter.

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

Erie Indemnity Company is the principal management company for the member companies of the Erie Insurance Group, which includes the Erie Insurance Exchange, Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property and Casualty Company, Erie Insurance Company of New York and Erie Family Life Insurance Company.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 17th largest automobile insurer in the United States based on direct premiums written and the 25th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A++ (superior) by A.M. Best Company, has more than 3.4 million policies in force and operates in 11 states and the District of Columbia.

News releases and more information about Erie Insurance Group are available at http://www.erieinsurance.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain forward-looking statements contained herein involve risks and uncertainties. These statements include certain discussions relating to management fee revenue, cost of management operations, underwriting, premium and investment income volume, business strategies, profitability and business relationships and the Company's other business activities during 2002 and beyond. In some cases, you can identify forward-looking statements by terms such as "may," will," "should," "could," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "project," "predict," "potential" and similar expressions. These forward-looking statements reflect the Company's current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict.

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